11022380 v3 COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM Company number: 13119746 IMMUNOCORE HOLDINGS PLC ARTICLES OF ASSOCIATION Adopted on 23 May 2024

11022380 v3 -i- CONTENTS CLAUSE 1. EXCLUSION OF MODEL ARTICLES (AND ANY OTHER PRESCRIBED REGULATIONS) 1 2. INTERPRETATION 1 3. FORM OF RESOLUTION 5 4. LIMITED LIABILITY 5 5. CHANGE OF NAME 5 6. SHAREHOLDER RIGHTS 5 7. POWER TO ATTACH RIGHTS TO SHARES 9 8. ALLOTMENT OF SHARES AND PRE-EMPTION 9 9. REDEEMABLE SHARES 11 10. PARI PASSU ISSUES 11 11. VARIATION OF RIGHTS 11 12. RIGHTS DEEMED NOT VARIED 11 13. PAYMENT OF COMMISSION 12 14. TRUSTS NOT RECOGNISED 12 15. UNCERTIFICATED SHARES 12 16. SHARE CERTIFICATES 13 17. REPLACEMENT CERTIFICATES 14 18. LIEN ON SHARES NOT FULLY PAID 14 19. ENFORCEMENT OF LIEN BY SALE 15 20. APPLICATION OF PROCEEDS OF SALE 15 21. CALLS 15 22. LIABILITY OF JOINT HOLDERS 16 23. INTEREST ON CALLS 16 24. SUMS TREATED AS CALLS 16 25. POWER TO DIFFERENTIATE 16 26. PAYMENT OF CALLS IN ADVANCE 16 27. NOTICE IF CALL OR INSTALMENT NOT PAID 16 28. FORFEITURE FOR NON-COMPLIANCE 17 29. NOTICE AFTER FORFEITURE 17 30. FORFEITURE MAY BE ANNULLED 17 31. SURRENDER 17 32. SALE OF FORFEITED SHARES 17

11022380 v3 -ii- 33. EFFECT OF FORFEITURE 17 34. EVIDENCE OF FORFEITURE 18 35. FORM OF TRANSFER 18 36. RIGHT TO REFUSE REGISTRATION OF TRANSFER 18 37. NOTICE OF REFUSAL TO REGISTER A TRANSFER 19 38. NO FEES ON REGISTRATION 19 39. OTHER POWERS IN RELATION TO TRANSFERS 19 40. TRANSMISSION OF SHARES ON DEATH 19 41. ELECTION OF PERSON ENTITLED BY TRANSMISSION 20 42. RIGHTS ON TRANSMISSION 20 43. DESTRUCTION OF DOCUMENTS 20 44. SUB-DIVISION 22 45. FRACTIONS 22 46. ANNUAL GENERAL MEETINGS 22 47. CONVENING AND FORMAT OF GENERAL MEETINGS 22 48. NOTICE OF GENERAL MEETINGS 25 49. CONTENTS OF NOTICE OF GENERAL MEETINGS 25 50. OMISSION TO GIVE NOTICE AND NON-RECEIPT OF NOTICE 26 51. POSTPONEMENT OF GENERAL MEETING 26 52. QUORUM AT GENERAL MEETINGS 26 53. PROCEDURE IF QUORUM NOT PRESENT 27 54. CHAIR OF GENERAL MEETING 27 55. ENTITLEMENT TO ATTEND, SPEAK AND PARTICIPATE 27 56. ADJOURNMENTS 28 57. NOTICE OF ADJOURNMENT 29 58. BUSINESS OF ADJOURNED MEETING 29 59. SECURITY ARRANGEMENTS AND ORDERLY CONDUCT 29 60. OVERFLOW MEETING ROOMS 30 61. AMENDMENT TO RESOLUTIONS 30 62. WITHDRAWAL AND RULING AMENDMENTS OUT OF ORDER 31 63. MEMBERS’ RESOLUTIONS 31 64. METHOD OF VOTING 31 65. OBJECTION TO ERROR IN VOTING 31 66. VOTING PROCEDURE 31 67. VOTES OF MEMBERS 32 68. NO RIGHT TO VOTE WHERE SUMS OVERDUE ON SHARES 33

11022380 v3 -iii- 69. VOTING BY PROXY 33 70. RECEIPT OF PROXY 34 71. REVOCATION OF PROXY 36 72. AVAILABILITY OF APPOINTMENTS OF PROXY 36 73. CORPORATE REPRESENTATIVES 36 74. FAILURE TO DISCLOSE INTERESTS IN SHARES 37 75. POWER OF SALE OF SHARES OF UNTRACED MEMBERS 38 76. APPLICATION OF PROCEEDS OF SALE OF SHARES OF UNTRACED MEMBERS 40 77. NUMBER OF DIRECTORS 40 78. POWER OF COMPANY TO APPOINT DIRECTORS 40 79. POWER OF BOARD TO APPOINT DIRECTORS 40 80. ELIGIBILITY OF NEW DIRECTORS 41 81. CLASSES AND RETIREMENT OF DIRECTORS 41 82. DEEMED RE-APPOINTMENT 42 83. PROCEDURE IF INSUFFICIENT DIRECTORS APPOINTED 42 84. REMOVAL OF DIRECTORS 42 85. VACATION OF OFFICE BY DIRECTOR 43 86. RESOLUTION AS TO VACANCY CONCLUSIVE 43 87. APPOINTMENT OF ALTERNATE DIRECTORS 44 88. ALTERNATE DIRECTORS’ PARTICIPATION IN BOARD MEETINGS 44 89. ALTERNATE DIRECTOR RESPONSIBLE FOR OWN ACTS 44 90. INTERESTS OF ALTERNATE DIRECTOR 44 91. REVOCATION OF ALTERNATE DIRECTOR 44 92. DIRECTORS’ FEES 45 93. EXPENSES 45 94. ADDITIONAL REMUNERATION 45 95. REMUNERATION OF EXECUTIVE DIRECTORS 45 96. PENSIONS AND OTHER BENEFITS 46 97. POWERS OF THE BOARD 46 98. POWERS OF DIRECTORS IF LESS THAN MINIMUM NUMBER 46 99. POWERS OF EXECUTIVE DIRECTORS 47 100. DELEGATION TO COMMITTEES 47 101. LOCAL MANAGEMENT 47 102. POWER OF ATTORNEY 48 103. EXERCISE OF VOTING POWER 48 104. PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS 48

11022380 v3 -iv- 105. OVERSEAS REGISTERS 48 106. BORROWING POWERS 48 107. BOARD MEETINGS 49 108. NOTICE OF BOARD MEETINGS 49 109. QUORUM 49 110. CHAIR 49 111. VOTING 50 112. PARTICIPATION BY TELEPHONE OR OTHER FORM OF COMMUNICATION 50 113. RESOLUTION IN WRITING 50 114. PROCEEDINGS OF COMMITTEES 50 115. MINUTES OF PROCEEDINGS 50 116. VALIDITY OF PROCEEDINGS 51 117. TRANSACTIONS OR OTHER ARRANGEMENTS WITH THE COMPANY 51 118. AUTHORISATION OF DIRECTORS’ CONFLICTS OF INTEREST 51 119. DIRECTORS’ PERMITTED INTERESTS 53 120. GENERAL 55 121. POWER TO AUTHENTICATE DOCUMENTS 55 122. USE OF SEALS 55 123. DECLARATION OF DIVIDENDS 56 124. INTERIM DIVIDENDS 56 125. CALCULATION AND CURRENCY OF DIVIDENDS 56 126. AMOUNTS DUE ON SHARES CAN BE DEDUCTED FROM DIVIDENDS 57 127. DIVIDENDS NOT IN CASH 57 128. NO INTEREST ON DIVIDENDS 57 129. METHOD OF PAYMENT 57 130. UNCASHED DIVIDENDS 59 131. UNCLAIMED DIVIDENDS 59 132. SCRIP DIVIDENDS 59 133. CAPITALISATION OF RESERVES 61 134. RECORD DATES 63 135. INSPECTION OF RECORDS 64 136. ACCOUNT TO BE SENT TO MEMBERS 64 137. SERVICE OF NOTICES 64 138. HARD COPY FORM 66 139. ELECTRONIC FORM 66 140. ELECTRONIC MEANS 66

11022380 v3 -v- 141. WEBSITE 67 142. SENDING OR SUPPLYING ANY DOCUMENT, INFORMATION OR NOTICE BY ANY OTHER MEANS 67 143. PRESENCE AT MEETING EVIDENCE IN ITSELF OF RECEIPT OF NOTICE 67 144. NOTICE ON PERSON ENTITLED BY TRANSMISSION 67 145. RECORD DATE FOR SERVICE 68 146. EVIDENCE OF SERVICE 68 147. NOTICE WHEN POST NOT AVAILABLE 69 148. VALIDATION OF DOCUMENTS IN ELECTRONIC FORM 69 149. WINDING UP 69 150. INDEMNITY AND INSURANCE 70 151. EXCLUSIVE JURISDICTION 71

11022380 v3 1 THE COMPANIES ACT 2006 PUBLIC COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF IMMUNOCORE HOLDINGS PLC (Adopted on 23 May 2024) 1. Exclusion of model articles (and any other prescribed regulations) No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company. 2. Interpretation 2.1 In these Articles, unless the context otherwise requires: Act: the Companies Act 2006; address: includes any number or address used for the purposes of sending or receiving documents or information by electronic means; Articles: these articles of association as altered from time to time and “Article” shall be construed accordingly; Beneficial Ownership Limitation: 9.99% of any class of securities of the Company registered under the Exchange Act, which percentage may be increased or decreased on a holder-by-holder basis by a holder of Non-Voting Ordinary Shares to such other percentage as such holder may designate in writing (with any decrease to be effective upon at least sixty one days’ notice) to the Company, provided, however, that: (i) any such increase shall not exceed 19.9% of any class of securities of the Company registered under the Exchange Act; and (ii) any such increase or decrease shall only be applicable to such holder in relation to such securities. For the purpose of calculating the Beneficial Ownership Limitation, a holder may rely on the number of outstanding shares of the subject class as stated in the most recent of the following: (A) the Company’s most recent periodic or annual filing; (B) a more recent public announcement by the Company that is publicly filed; or (C) a more recent notice by the Company or the Company’s registrar to the holder setting forth the number of shares then outstanding. Upon the written request of a holder (which may be by email with confirmation), the Company shall, within five business days thereof, confirm in writing to such holder (which may be via email) the number of shares then outstanding; Board: the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened quorate meeting of the Directors;

11022380 v3 2 business day: means any day other than Saturday, Sunday or other day on which commercial banks in New York and/or London are authorised or required by law to remain closed; certificated shares: a share which is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly; class meeting: has the meaning given to it in Article 11; clear days: in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect; Companies Acts: the Companies Acts as defined by section 2 of the Act, and includes the uncertificated securities rules and, where the context requires, every other statute (including orders, regulations or other subordinate legislation made under them) from time to time in force concerning companies and affecting the Company; Company: Immunocore Holdings plc; default shares: has the meaning given to it in Article 74.1; Deferred Shares: the Company’s deferred shares with a nominal value of £0.0001 each as sub-divided or consolidated from time to time; Depositary: the holder of a share for the time being held on behalf of another person on the terms of a depositary agreement or a depositary receipt or a similar document; Director: a director for the time being of the Company; elected shares: has the meaning given to it in Article 132.1(j); electronic form: has the meaning given to it in section 1168 of the Act; electronic general meeting: has the meaning given to it in Article 47.5; electronic means: has the meaning given to it in section 1168 of the Act; Exchange Act: collectively, the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; FSMA: the Financial Services and Markets Act 2000; hard copy form: has the meaning given to it in section 1168 of the Act; hybrid general meeting: has the meaning given to it in Article 47.4; Interested Director: has the meaning given to it in Article 118.1; Listing: listing of the Company’s Ordinary Shares (including Ordinary Shares represented by American Depositary Shares) on Nasdaq;

11022380 v3 3 member: a member of the Company, or where the context requires, a member of the Board or of any committee; Nasdaq: the Nasdaq Stock Market LLC; Non-Voting Ordinary Shares: the Company’s non-voting ordinary shares with a nominal value of £0.002 each as sub-divided or consolidated from time to time; Non-Voting Ordinary Share Re-Designation Notice: has the meaning given to it in Article 6.8; Office: the registered office from time to time of the Company; Operator: Euroclear UK and Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the uncertificated securities rules; Ordinary Shares: the Company’s ordinary shares with a nominal value of £0.002 each as sub-divided or consolidated from time to time; paid up: paid up or credited as paid up; participating class: a class of shares title to which is permitted by the Operator to be transferred by means of a relevant system; principal place: has the meaning given to it in Article 47.3; proxy notification address: has the meaning given to it in Article 70.1(a); proxy notification electronic address: has the meaning given in Article 70.1(b); record date: has the meaning given to it in Article 134.1; Register: the register of members of the Company to be maintained under the Act or as the case may be any overseas branch register maintained under Article 105; Relevant Interest: has the meaning given to it in Article 119.4; relevant system: a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the uncertificated securities rules or other applicable regulations; Retiring Directors: has the meaning given to it in Article 83.1; satellite place: has the meaning given to it in Article 47.3; Seal: the common seal of the Company or, where the context allows, any official seal kept by the Company under section 50 of the Act; SEC: the United States Securities and Exchange Commission; Secretary: the secretary of Company for the time being;

11022380 v3 4 section 793 notice: has the meaning given to it in Article 74.1; Securities Act: the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder; share: an Ordinary Share (including, where the context so requires (and save as set out in Article 6.7), a Non-Voting Ordinary Share); Share Warrant: a warrant to bearer issued by the Company in respect of its shares; uncertificated securities rules: any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision (including the Uncertificated Securities Regulations 2001 (SI 2001/3755) as amended or replaced from time to time and any subordinate legislation or rules made under them for the time being in force); and uncertificated share: a share of a class which is at the relevant time a participating class, title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly. 2.2 Headings are used for convenience only and shall not affect the construction or interpretation of these Articles. 2.3 Unless the context otherwise requires, a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality). 2.4 Unless the context otherwise requires, words in the singular shall include the plural and vice versa. 2.5 A reference to one gender shall include a reference to the other genders. 2.6 A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment, and includes any subordinate legislation for the time being in force made under it. 2.7 Any words or expressions defined in the Companies Acts in force when these Articles or any part of these Articles are adopted shall (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part, save that the word “company” shall include any body corporate. 2.8 A reference to a document being signed or to signature includes references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts. 2.9 A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

11022380 v3 5 2.10 A reference to documents or information being sent or supplied by or to a company (including the Company) shall be construed in accordance with section 1148(3) of the Act. 2.11 A reference to a meeting: (a) shall mean a meeting convened and held in any manner permitted by these Articles, including without limitation a general meeting at which some or all of those persons entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that meeting for all purposes of the Companies Acts and these Articles, and present, attend, participate, being present, attending, participating, presence, attendance and participation shall be construed accordingly; and (b) shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person. 2.12 References to electronic facility mean a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting as determined by the Directors pursuant to Article 47.4 or 47.5, including without limitation online platforms, application technology and conference call systems. 3. Form of resolution Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution. 4. Limited liability The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them. 5. Change of name The Company may change its name by resolution of the Board. 6. Shareholder rights 6.1 The Ordinary Shares shall rank pari passu as a single class. The Deferred Shares shall rank pari passu as a single class. The Non-Voting Ordinary Shares shall rank pari passu as a single class and pari passu with the Ordinary Shares save as set out in Article 6.7 below. 6.2 In the event of the liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to members shall be distributed amongst all holders of the Ordinary Shares and Non-Voting Ordinary Shares (if any) in proportion to the number of shares held irrespective of the amount paid or credited as paid on any share. 6.3 Any:

11022380 v3 6 (a) consolidation or merger of the Company with or into another entity or entities (whether or not the Company is the surviving entity) as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board; (b) sale or transfer by the Company of all or substantially all of its assets (determined either for the Company alone or together with its subsidiaries on a consolidated basis); or (c) sale, transfer or issuance or series of sales, transfers and/or issues of shares by the Company or the holders thereof, as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board, shall be deemed to be a liquidation, dissolution and winding up of the Company for purposes of Article 6.2 (unless the Board determine otherwise), and the holders of the Ordinary Shares and Non-Voting Ordinary Shares (if any) shall be entitled to receive from the Company the amounts payable with respect to the Ordinary Shares and Non-Voting Ordinary Shares (if any) on a liquidation, dissolution or winding up of the Company under Article 6.2 in cancellation of their Ordinary Shares or Non-Voting Ordinary Shares (if any) upon the completion of any such transaction. 6.4 At a general meeting of the Company and at any separate class meeting of the holders of Ordinary Shares, where a holder of Ordinary Shares is entitled to vote, such holder is entitled to one vote for each Ordinary Share held. 6.5 A holder of Ordinary Shares is entitled to receive notice of any general meeting of the Company (and notice of any separate class meeting of the holders of Ordinary Shares) and a copy of every report, accounts, circular or other document sent out by the Company to members. 6.6 Notwithstanding any other provision of these Articles, the special rights, privileges, restrictions and limitations attaching to the Deferred Shares are as follows: (a) the Deferred Shares shall not be entitled to any dividends or to any other right of participation in the income or profits of the Company; (b) on the return of assets on a winding-up of the Company, the Deferred Shares shall confer on the holders thereof an entitlement to receive out of the assets of the Company available for distribution amongst the members (subject to the rights of any new class of shares with preferred rights) the amount paid up or credited as paid up on the Deferred Shares held by them respectively after (but only after) payment shall have been made to the holders of the Ordinary Shares and Non-Voting Ordinary Shares (if any) of the amounts paid up or credited as paid up on such shares and the sum of £1,000,000 in respect of each Ordinary Share or Non-Voting Ordinary Share

11022380 v3 7 held by them respectively. The Deferred Shares shall confer on the holders thereof no further right to participate in the assets of the Company; (c) the Deferred Shares do not entitle the holder thereof to receive notice of or to attend, speak or vote at any general meeting of the Company, or be part of the quorum thereof as the holders of the Deferred Shares; (d) any reduction of capital involving the cancellation of the Deferred Shares for no consideration shall not be deemed to be a variation of the rights attaching to them nor a modification or abrogation of the rights or privileges attaching to the Deferred Shares; (e) the special rights conferred upon the holders of the Deferred Shares shall be deemed not to be modified, varied or abrogated by the creation or issue of further shares ranking pari passu with or in priority to the Deferred Shares; (f) the Deferred Shares shall not entitle the holder to receive a share certificate in respect of such shareholding, save as required by law; (g) no transfer of any Deferred Shares shall be permitted save as provided in Article 6.6(h); (h) the Company shall have irrecoverable authority from each holder of the Deferred Shares at any time to do all or any of the following without obtaining the sanction of the holder or holders of the Deferred Shares: (i) to appoint any person to execute on behalf of any holder of Deferred Shares a transfer of all or any of those shares and/or an agreement to transfer the same (without making any payment for them) to such person or persons as the Company may determine and to execute any other documents which such person may consider necessary or desirable to effect such transfer, in each case without obtaining the sanction of the holder(s) and without any payment being made in respect of such acquisition; and (ii) to purchase all or any of the Deferred Shares without obtaining the consent of the holders of those shares in consideration for an amount not exceeding £1.00 in respect of all the Deferred Shares then being purchased and: (A) for the purpose of any such purchase, to appoint any person to execute an instrument of transfer in respect of such shares to the Company on behalf of any holder of Deferred Shares; and (B) to cancel all or any of the Deferred Shares purchased. 6.7 The Non-Voting Ordinary Shares shall have the same rights and restrictions as the Ordinary Shares and shall otherwise rank pari passu in all respects with the Ordinary Shares and a holder of Non-Voting Ordinary Shares shall be subject to the same obligations and liabilities as a holder of Ordinary Shares save as set out below:

11022380 v3 8 (a) a holder of Non-Voting Ordinary Shares shall, in relation to the Non-Voting Ordinary Shares held by him or her, have no right to receive notice of, or to attend or vote at, any general meeting of shareholders save in relation to a variation of class rights of the Non-Voting Ordinary Shares. At any such general meeting of the Company in relation to a variation of class rights of the Non-Voting Ordinary Shares and at any separate class meeting of the holders of Non-Voting Ordinary Shares, where a holder of Non-Voting Ordinary Shares is entitled to vote, such holder is entitled to one vote for each Non-Voting Ordinary Share held; and (b) the Non-Voting Ordinary Shares shall be re-designated as Ordinary Shares by the Company (acting by the Board, or a duly authorised committee or representative thereof): (i) upon delivery by a holder of Non-Voting Ordinary Shares to the Company of a Non-Voting Ordinary Share Re-Designation Notice (as defined in Article 6.8 below) and otherwise subject to the terms and conditions set out in Article 6.8; and/or (ii) automatically upon a transfer of a Non-Voting Ordinary Share by its holder to any person that is not an “affiliate” or “group member” with whom such holder is required to aggregate beneficial ownership for purposes of section 13(d) of the Exchange Act. For the avoidance of doubt, the automatic re-designation under this Article 6.7(b)(ii) shall only be in respect of the Non-Voting Ordinary Share(s) that is/are the subject of such transfer and not any other Non-Voting Ordinary Shares held by the holder. 6.8 A holder of Non-Voting Ordinary Shares may elect to have some or all of their Non-Voting Ordinary Shares re-designated as Ordinary Shares by providing a written notice (a “Non- Voting Ordinary Share Re-Designation Notice”) to the Company, specifying the number of Non-Voting Ordinary Shares it wishes to have re-designated as Ordinary Shares and including instructions as to whether the relevant Ordinary Shares are to be held in certificated or uncertificated form in accordance with Article 6.10(c) and in the case of Ordinary Shares to be held in uncertificated form the details of the relevant account of the holder of Non-Voting Ordinary Shares’ broker into which they are to be credited in accordance with Article 6.10(c)(ii), and being accompanied by the relevant share certificate(s) (or indemnity in respect of such share certificate or other evidence as the Company may require) in respect of the relevant Non-Voting Ordinary Shares, save that a holder of Non-Voting Ordinary Shares shall not be entitled to have any Non-Voting Ordinary Shares re-designated as Ordinary Shares where such re-designation would result in such holder thereof beneficially owning (for purposes of section 13(d) of the Exchange Act), when aggregated with “affiliates” and “group” members with whom such holder is required to aggregate beneficial ownership for purposes of section 13(d) of the Exchange Act, in excess of the Beneficial Ownership Limitation (and the Company shall be entitled to receive written confirmation from such holder of this fact prior to the re-designation as Ordinary Shares of the relevant Non-Voting Ordinary Shares). 6.9 Within three business days following delivery of a Non-Voting Ordinary Share Re-Designation Notice to the Company, and such documentation and/or confirmations as the Company may reasonably request as specifically provided for in Article 6.8, the relevant Non-Voting Ordinary

11022380 v3 9 Shares shall be re-designated as Ordinary Shares by the Board, or a duly authorised committee or representative thereof. 6.10 Following any re-designation of Non-Voting Ordinary Shares in accordance with Article 6.7(b)(i), the Company shall: (a) procure that the Register is updated to reflect the re-designation; (b) where less than all of the Non-Voting Ordinary Shares represented by any certificate delivered in accordance with Article 6.8 are re-designated as Ordinary Shares, issue and deliver to the holder a new certificate in respect of the balance of Non-Voting Ordinary Shares comprised in the surrendered certificate within fourteen days of the date of re-designation to such holder, by post to its address as shown in the Register, at his, her or its own risk and free of charge; and (c) either: (i) where the Ordinary Shares into which the Non-Voting Ordinary Shares are to be re-designated are to be held in certificated form, issue and deliver to the holder a new certificate in respect of the appropriate number of Ordinary Shares within fourteen days of the date of re-designation to such holder, by post to its address as shown in the Register, at his, her or its own risk and free of charge; or (ii) where the Ordinary Shares into which the Non-Voting Ordinary Shares are to be re-designated are to be held in uncertificated form, procure that the appropriate number of Ordinary Shares are credited to the relevant account of the holder of Non-Voting Ordinary Shares’ broker in the relevant system as specified in the Non-Voting Ordinary Share Re-Designation Notice within two business days of the date of re-designation. 6.11 Upon the re-designation of the Non-Voting Ordinary Shares as Ordinary Shares, such Ordinary Shares shall rank pari passu with the other Ordinary Shares of the Company in all respects. 7. Power to attach rights to shares Subject to the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine. 8. Allotment of shares and pre-emption 8.1 Subject to the Companies Acts, these Articles and to any relevant authority of the Company in general meeting required by the Act, the Board may offer, allot (with or without conferring rights of renunciation), grant options over or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares to such persons, at such times and

11022380 v3 10 upon such terms as the Board may decide. No share may be issued at a discount to the nominal value of such share. 8.2 The Board may, at any time after the allotment of any share but before any person has been entered in the Register, recognise a renunciation by the allottee in favour of some other person and accord to the allottee of a share a right to effect such renunciation and/or allow the rights to be represented to be one or more participating securities, in each case upon and subject to such terms and conditions as the Board may think fit to impose. 8.3 Under and in accordance with section 551 of the Act, the Directors shall be generally and unconditionally authorised to exercise for each prescribed period all the powers of the Company to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to an aggregate nominal amount equal to the Section 551 Amount. 8.4 Under and within the terms of the said authority or otherwise in accordance with section 570 of the Act, the Directors shall be empowered during each prescribed period to allot equity securities (as defined by the Act) wholly for cash: (a) in connection with a rights issue; and (b) otherwise than in connection with a rights issue up to an aggregate nominal amount equal to the Section 561 Amount. 8.5 During each prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other securities to be allotted after the expiry of such period. 8.6 For the purposes of this Article 8: (a) rights issue means an offer of equity securities (as defined by the Act) open for acceptance for a period fixed by the Board to holders of equity securities on the Register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached to them but subject to such exclusions or other arrangements as the Board may deem necessary or expedient with regard to treasury shares, fractional entitlements or legal or practical problems under the laws of any territory or under the requirements of any recognised regulatory body or stock exchange in any territory; (b) prescribed period means any period (not exceeding five years on any occasion) for which the authority, in the case of Article 8.3, is conferred or renewed by ordinary or special resolution stating the Section 551 Amount and in the case of Article 8.4 is conferred or renewed by special resolution stating the Section 561 Amount; (c) Section 551 Amount means for any prescribed period, the amount stated in the relevant ordinary or special resolution; (d) Section 561 Amount means for any prescribed period, the amount stated in the relevant special resolution; and

11022380 v3 11 (e) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights. 9. Redeemable shares Subject to the Companies Acts and to any rights attaching to existing shares, any share may be issued which can be redeemed or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable shares which are issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles. 10. Pari passu issues If new shares are created or issued which rank equally with any other existing shares, or the Company purchases any of its own shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise. 11. Variation of rights 11.1 Subject to the Companies Acts, the rights attached to any class of shares can be varied or abrogated: (a) in such manner (if any) as may be provided by those rights; (b) with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares); or (c) with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting. 11.2 The provisions of this Article will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article. 11.3 All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting except that the quorum at every such meeting shall not be less than two persons holding or representing by proxy at least one-third in number of the issued shares of the class (excluding any shares of that class held as treasury shares). 11.4 The Board may convene a class meeting whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights. 12. Rights deemed not varied Unless otherwise expressly provided by the rights attached to any class of shares, those rights shall be deemed not to be varied by the purchase by the Company of any of its own shares or the holding of such shares as treasury shares.

11022380 v3 12 13. Payment of commission The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or the grant of an option to call for an allotment of shares or any combination of such methods. 14. Trusts not recognised Except as otherwise expressly provided by these Articles, required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right of the holder of the whole of the share. 15. Uncertificated shares 15.1 Under and subject to the uncertificated securities rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. 15.2 In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with: (a) the holding of shares of that class in uncertificated form; (b) the transfer of title to shares of that class by means of a relevant system; or (c) any provision of the uncertificated securities rules, and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form. 15.3 Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules.

11022380 v3 13 15.4 If, under these Articles or the Companies Acts, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these Articles and the Companies Acts, such entitlement shall include the right of the Board to: (a) require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires; (b) appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and (c) take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share. 15.5 Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form. 15.6 Unless the Board determines otherwise or the uncertificated securities rules require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares. 15.7 The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled). 16. Share certificates 16.1 Other than as provided in Article 6.6(f), every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the Register as a holder of any certificated shares shall be entitled, without charge, to receive within the time limits prescribed by the Companies Acts (unless the terms of issue prescribe otherwise) one certificate for all of the shares of that class registered in his or her name. 16.2 The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named in the Register shall be sufficient delivery to all joint holders.

11022380 v3 14 16.3 Where a member has transferred part only of the shares comprised in a certificate, he or she shall be entitled without charge to a certificate for the balance of such shares to the extent that the balance is to be held in certificated form. Where a member receives more shares of any class, he or she shall be entitled without charge to a certificate for the extra shares of that class to the extent that the balance is to be held in certificated form. 16.4 A share certificate may be issued under Seal (by affixing the Seal to or printing the Seal or a representation of it on the certificate) or signed by at least two Directors or by at least one Director and the Secretary. Such certificate shall specify the number and class of the shares in respect of which it is issued and the amount or respective amounts paid up on it. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person. 16.5 Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery. 17. Replacement certificates 17.1 Any two or more certificates representing shares of any one class held by any member may at his or her request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation. 17.2 Any certificate representing shares of any one class held by any member may at his or her request be cancelled and two or more certificates for such shares may be issued instead. 17.3 If a share certificate is defaced, worn out or said to be stolen, lost or destroyed, it may be replaced on such terms as to evidence and indemnity in respect of such share certificate only as the Board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company. 17.4 The Board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this Article. In the case of shares held jointly by several persons, any such request as is mentioned in this Article may be made by any one of the joint holders. 18. Lien on shares not fully paid The Company shall have a first and paramount lien on every share, not being a fully paid share, for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien over a share takes priority over any third party’s interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

11022380 v3 15 19. Enforcement of lien by sale The Company may sell, in such manner as the Board may decide, any share over which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale, in the case of a certificated share, the Board may authorise some person to sign an instrument of transfer of the share sold to, or in accordance with the directions, of the buyer. In the case of an uncertificated share, the Board may require the Operator to convert the share into certificated form and after such conversion, authorise any person to sign the instrument of transfer of the share to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale. 20. Application of proceeds of sale The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied: (a) first, in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged; and (b) second, any residue shall be paid to the person who was entitled to the share at the time of the sale but only after the certificate for the shares sold has been surrendered to the company for cancellation, or an indemnity in a form reasonably satisfactory to the Directors has been given for any lost certificates, and subject to a like lien for debts or liabilities not presently payable as existed on the share prior to the sale. 21. Calls 21.1 Subject to these Articles and the terms on which the shares are allotted, the Board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. 21.2 Each member shall (subject to the Company serving upon him or her at least fourteen clear days’ notice specifying when and where payment is to be made and whether or not by instalments) pay to the Company as required by the notice the amount called on for his or her shares. 21.3 A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed. 21.4 A call may be revoked or postponed, in whole or in part, as the Board may decide. 21.5 Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.

11022380 v3 16 22. Liability of joint holders The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. 23. Interest on calls If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all expenses that have been incurred by the Company by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Board may decide. The Board may waive payment of the interest or the expenses in whole or in part. 24. Sums treated as calls An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid these Articles shall apply as if that sum had become due and payable by virtue of a call. 25. Power to differentiate On or before the issue of shares, the Board may decide that allottees or holders of shares can be called on to pay different amounts or that they can be called on at different times. 26. Payment of calls in advance The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid on the shares held by him or her. Such payment in advance of calls shall, to the extent of the payment, extinguish the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called upon the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced by giving at least three months’ notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. 27. Notice if call or instalment not paid If any member fails to pay the whole of any call (or any instalment of any call) by the date when payment is due, the Board may at any time give notice in writing to such member (or to any person entitled to the shares by transmission), requiring payment of the amount unpaid (and any accrued interest and any expenses incurred by the Company by reason of such non-payment) by a date not less than fourteen clear days from the date of the notice. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

11022380 v3 17 28. Forfeiture for non-compliance If the notice referred to in Article 27 is not complied with, any share for which it was given may be forfeited, by resolution of the Board to that effect, at any time before the payment required by the notice has been made. Such forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares and not paid before the forfeiture. 29. Notice after forfeiture When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given and of the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register. 30. Forfeiture may be annulled The Board may annul the forfeiture of a share, at any time before any forfeited share has been cancelled or sold, re-allotted or otherwise disposed of, on the terms that payment shall be made of all calls and interest due on it and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit. 31. Surrender The Board may accept the surrender of any share liable to be forfeited and, in any event, references in these Articles to forfeiture shall include surrender. 32. Sale of forfeited shares 32.1 A forfeited share shall become the property of the Company. 32.2 Subject to the Companies Acts, any such share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board thinks fit. 32.3 The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal. 33. Effect of forfeiture A member whose shares have been forfeited shall cease to be a member in respect of such forfeited shares and shall surrender the certificate for such shares to the Company for cancellation. Such member shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by him or her to the Company in respect of such shares with interest (not exceeding the Bank of England base rate by two percentage points) from the date of the forfeiture to the date of payment. The Directors may waive payment of

11022380 v3 18 interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. 34. Evidence of forfeiture A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is transferred or sold shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his or her title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. 35. Form of transfer 35.1 Subject to these Articles: (a) each member may transfer all or any of his or her shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. All instruments of transfer, when registered, may be retained by the Company; and (b) each member may transfer all or any of his or her shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules. No provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred. 35.2 The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of it. 36. Right to refuse registration of transfer 36.1 The Board may, in its absolute discretion, refuse to register any transfer of a share in certificated form (or renunciation of a renounceable letter of allotment) unless: (a) it is for a share which is fully paid up; (b) it is for a share upon which the Company has no lien; (c) it is only for one class of share; (d) it is in favour of a single transferee or no more than four joint transferees; (e) it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (in each case if this is required); and

11022380 v3 19 (f) it is delivered for registration to the Office (or such other place as the Board may determine), accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or her or, if the transfer or renunciation is executed by some other person on his or her behalf, the authority of that person to do so. 36.2 The Board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to, or for which depositary instruments representing such shares are admitted to, Nasdaq on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis. 36.3 Transfers of shares will not be registered in the circumstances referred to in Article 74. 36.4 The Board may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system. 37. Notice of refusal to register a transfer If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received. Any instrument of transfer which the Board refuses to register shall be returned to the person depositing it (except if there is suspected or actual fraud). All instruments of transfer which are registered may be retained by the Company. 38. No fees on registration No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share or for making any other entry in the Register. 39. Other powers in relation to transfers Nothing in these Articles shall prevent the Board: (a) from recognising a renunciation of the allotment of any share by the allottee in favour of another person; or (b) (if empowered to do so by these Articles) from authorising any person to execute an instrument of transfer of a share and from authorising any person to transfer that share in accordance with any procedures implemented under Article 19. 40. Transmission of shares on death If a member dies, the survivors or survivor (where he or she was a joint holder), and his or her executors or administrators (where he or she was a sole or the only survivor of joint holders), shall be the only persons recognised by the Company as having any title to his or her shares.

11022380 v3 20 Nothing in these Articles shall release the estate of a deceased member from any liability for any share which has been solely or jointly held by him or her. 41. Election of person entitled by transmission 41.1 Any person becoming entitled to a share because of the death or bankruptcy of a member, or otherwise by operation of law, may (on such evidence as to his or her title being produced as the Board may require) elect either to become registered as a member or to have some person nominated by him or her registered as a member. If he or she elects to become registered himself or herself, he or she shall notify the Company to that effect. If he or she elects to have some other person registered, he or she shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his or her death, bankruptcy or other event had not occurred. Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within thirty days after proof cause the entitlement of that person to be noted in the Register. 41.2 A person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either: (a) procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or (b) change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person. 42. Rights on transmission Where a person becomes entitled to a share because of the death or bankruptcy of any member, or otherwise by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other monies payable in respect of it and shall have the same rights to which he or she would be entitled if he or she were the holder of the share, except that he or she shall not be entitled to receive notice of, or to attend or vote at, any meeting of the Company or any separate meeting of the holders of any class of shares of the Company before he or she is registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within thirty days, the Board may withhold payment of all dividends and the other monies payable in respect of such share until the requirements of the notice have been complied with. 43. Destruction of documents 43.1 The Company may destroy any: (a) instrument of transfer, after six years from the date on which it is registered;

11022380 v3 21 (b) dividend mandate or any variation or cancellation of a dividend mandate or any notification of change of name or address, after two years from the date on which it is recorded; (c) share certificate, after one year from the date on which it is cancelled; (d) instrument of proxy which has been used for the purpose of voting at any time after one year has elapsed from the date of use; (e) instrument of proxy which has not been used for the purpose of voting at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates; (f) Share Warrant (including coupons or tokens detailed from it) which has been cancelled at any time after seven years from the date on which it was cancelled; or (g) other document for which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it, provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document. 43.2 It shall be conclusively presumed in favour of the Company that every: (a) entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made; (b) instrument of transfer so destroyed was duly registered; (c) share certificate so destroyed was duly cancelled; and (d) other document so destroyed had been properly dealt with under its terms and was valid and effective according to the particulars in the records of the Company. 43.3 This Article shall only apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant. Nothing in this Article shall be construed as imposing any liability on the Company in respect of the destruction of any such document other than as provided for in this Article which would not attach to the Company in the absence of this Article. References in this Article to the destruction of any document include references to the disposal of it in any manner. 43.4 References in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares.

11022380 v3 22 44. Sub-division Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others. 45. Fractions 45.1 Where any difficulty arises in regard to any consolidation or division, the Board may settle such difficulty as they see fit. In particular, without limitation, the Directors may sell to any person (including the Company) the shares representing the fractions for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion among those members in proportion to their fractional entitlements or retain such net proceeds for the benefit of the Company and: (a) in the case of shares in certificated form, the Board may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect such transfer; and (b) in the case of shares in uncertificated form, the Board may: (i) to enable the Company to deal with the share in accordance with the provisions of this Article, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and (ii) after such conversion, authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer. 45.2 The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. 46. Annual general meetings An annual general meeting shall be held once a year, at such time (consistent with the terms of the Companies Acts) and place, including partly or wholly by means of electronic facility or facilities, as may be determined by the Board. 47. Convening and format of general meetings 47.1 All meetings other than annual general meetings shall be called general meetings. The Board or the chair of the Board may, whenever it, he or she thinks fit, and shall on requisition in accordance with the Companies Acts, proceed to convene a general meeting. For all other purposes, and unless expressly provided otherwise in these Articles, the procedures for giving notice (other than as to duration) of, the conduct of, and voting at annual general

11022380 v3 23 meetings and all other general meetings shall be the same. In the case of a general meeting called pursuant to a requisition under the Companies Acts, unless such meeting shall have been called by the Directors, no business other than that stated in the requisition as the object of the meeting shall be discussed. 47.2 The Directors may make whatever arrangements they consider fit to allow those entitled to do so to attend and participate in any general meeting. The Directors shall determine in relation to each general meeting the means of attendance at and participation in the general meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so: (a) by simultaneous attendance and participation at a satellite place or places pursuant to Article 47.3; and/or (b) by means of electronic facility or facilities pursuant to Article 47.4 or Article 47.5, (and for the avoidance of doubt, the Directors shall be under no obligation to offer or provide such satellite place or places or such electronic facility or facilities). 47.3 In the case of any general meeting and without prejudice to Article 47.4 and Article 47.5, the Directors may make arrangements for simultaneous attendance at and participation in the general meeting in more than one physical place anywhere in the world by persons entitled to attend the meeting. The members present in person or by proxy at a satellite place shall be counted in the quorum for, and be entitled to vote at, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at the principal place and any satellite place(s) (each as defined below) are able to: (a) participate in the business for which the meeting has been convened; (b) hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and (c) be heard by all other persons so present in the same way. The general meeting shall be deemed to take place at the place where the chair of the general meeting presides (the “principal place”, with any other location where that meeting takes place being referred in these Articles as a “satellite place”). The powers of the chair shall apply equally to each satellite place, including his or her power to adjourn the meeting as referred to in Article 56. 47.4 Without prejudice to Article 47.3 and Article 47.5, the Directors may determine in relation to any general meeting (including any general meeting that is being held at more than one physical place) to enable persons entitled to attend and participate to do so by simultaneous attendance and participation by means of electronic facility or facilities determined by the Directors (any such general meeting being a “hybrid general meeting”). The members or their proxies present personally or by means of an electronic facility or facilities shall be

11022380 v3 24 counted in the quorum for, and entitled to participate in, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending the general meeting by all means (including by means of an electronic facility or facilities) are able to: (a) participate in the business for which the general meeting has been convened; (b) hear all persons who speak at the general meeting; and (c) be heard by all other persons attending and participating in the general meeting. 47.5 Without prejudice to Article 47.3 and Article 47.4, the Directors may determine in relation to any general meeting to enable persons entitled to attend and participate to do so by means of electronic facility or facilities determined by the Directors with no member necessarily in physical attendance (any such general meeting being an “electronic general meeting”). The members or their proxies present by means of an electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending the general meeting who are not present together at the same place may, by means of an electronic facility or facilities, attend, speak and vote at it. 47.6 If a general meeting is held as a hybrid general meeting or an electronic general meeting, the Directors (and, at a general meeting, the chair) may (subject to the requirements of Companies Acts) make any arrangement and impose any requirement or restriction in connection with participation by such electronic facility or facilities, including any arrangement, requirement or restriction that is: (a) necessary to ensure the identification of those taking part and the security of the electronic facility or facilities; and (b) proportionate to the achievement of those objectives. In this respect, the Board may authorise any voting application, system or facility for hybrid general meetings or electronic general meetings as it sees fit. 47.7 If, at any hybrid general meeting or electronic general meeting, any document is required to be on display or to be available for inspection at the meeting (whether prior to or for the duration of the meeting or both), the Company shall ensure that it is available in electronic form to persons entitled to inspect it for at least the required period of time, and this will be deemed to satisfy any such requirement. 47.8 Nothing in these Articles: (a) shall preclude the holding and conducting of a general meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it; or

11022380 v3 25 (b) prevents a general meeting being held both physically and electronically. 48. Notice of general meetings A general meeting shall be called by at least such minimum notice as is required or permitted by the Companies Acts. The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given to all members other than those who are not entitled to receive such notices from the Company. The Company may give such notice by any means or combination of means permitted by the Companies Acts. 49. Contents of notice of general meetings 49.1 Every notice calling a general meeting shall specify; (a) whether the meeting shall be a physical general meeting, a hybrid general meeting or an electronic general meeting; (b) in the case of a physical general meeting, the time, date and place (including any satellite place or places determined pursuant to Article 47.3, which shall be identified as such in the notice) of the meeting; (c) in the case of a hybrid general meeting, the time, date and place of the meeting (including any satellite place or places determined pursuant to Article 47.3, which shall be identified as such in the notice) and the electronic facility or facilities for the meeting, which electronic facility or facilities may vary from time to time and from meeting to meeting as the Board in its sole discretion sees fit; and (d) in the case of an electronic general meeting, the time, date and electronic facility or facilities for the meeting, which electronic facility or facilities may vary from time to time and from meeting to meeting as the Board in its sole discretion sees fit. There shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to a proxy or (if he, she or it has more than one share) proxies to exercise all or any of his, her or its rights to attend, speak and vote and that a proxy need not be a member of the Company. Such notice shall also include the address of the website on which the information required by the Act is published, state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply), provide details of any forms to be used for the appointment of a proxy and state that a member has the right to ask questions at the meeting in accordance with the Act. 49.2 The notice shall specify the general nature of the business to be transacted at the meeting and shall set out the text of all resolutions to be considered by the meeting and shall state in each case whether it is proposed as an ordinary resolution or as a special resolution. 49.3 In the case of an annual general meeting, the notice shall also specify the meeting as such. 49.4 For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes a person may cast, the Company may specify in the notice of meeting a

11022380 v3 26 time, not more than forty-eight hours before the time fixed for the meeting (not taking into account non-working days) by which a person must be entered in the Register in order to have the right to attend or vote at the meeting or appoint a proxy to do so. 50. Omission to give notice and non-receipt of notice The accidental omission to give notice of any meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings of that meeting. 51. Postponement of general meeting If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board, in its absolute discretion, considers that it is impracticable or unreasonable for any reason to hold a physical general meeting or hybrid general meeting at the declared place (or any of the declared places, in the case of a satellite meeting) and/or a hybrid general meeting or electronic general meeting by means of the electronic facility or facilities specified in the notice on the date or at the time stated in the notice calling the meeting, it may change the place (or any of the places, in the case of a satellite meeting) and/or electronic facility or facilities and/or postpone the time and/or date at which the meeting is to be held (or do any of the foregoing). The Board shall take reasonable steps to ensure that notice of the date, time and place of, and/or the electronic facility or facilities for, the rearranged meeting is given to any member trying to attend the meeting at the original time and at the original place (or places, in the case of a satellite meeting) and/or through the original electronic facility or facilities. Where a general meeting is so postponed, notice of the date, time and place of, and/or the electronic facility or facilities for, the rearranged meeting shall, if practicable, also be placed in at least two national newspapers published in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required, provided that it is the same as the business which might properly have been transacted at the meeting had it not been rearranged. If a meeting is rearranged in accordance with this Article 51, appointments of proxy will be valid if they are received as required by these Articles not less than forty-eight hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the Board can decide in their absolute discretion, not to take account of any part of a day that is not a working day. The Board may also postpone or move the rearranged meeting (or do both) under this Article. 52. Quorum at general meetings No business shall be transacted at any general meeting unless a quorum is present. If a quorum is not present, a chair of the meeting can still be chosen and this will not be treated as part of the business of the meeting. A quorum shall be present if both: 52.1 two qualifying persons are present at a meeting unless each is a qualifying person only because (i) he is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation or (ii) he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member; and

11022380 v3 27 52.2 those qualifying persons present together hold (or are the representative or proxy of members in relation to the meeting holding) at least one-third of the number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted. For the purposes of this Article 52, (A) a “qualifying person” is an individual who is a member, a person authorised to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting and (B) where a qualifying person is present as proxy of a member in relation to the meeting, only the shares in respect of which the proxy is authorised to exercise voting rights will be treated as held for the purposes of determining whether a quorum is present. 53. Procedure if quorum not present If a quorum is not present within fifteen minutes (or such longer interval as the chair in his or her absolute discretion thinks fit) from the time appointed for holding a general meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another day (not being less than ten clear days after the date of the original meeting), and at such time and place or places and/or by means of such electronic facility or facilities, as the chair (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved. 54. Chair of general meeting The chair of the Board shall preside at every general meeting of the Company. If there is no such chair or if at any meeting he or she shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as chair, the deputy chair (if any) of the Board shall, if present and willing to act, preside at such meeting. If more than one deputy chair is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chair who has been in office as a Director the longest shall take the chair. If no chair or deputy chair shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he or she shall be chair if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be chair of the meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chair of a meeting which are given by law. 55. Entitlement to attend, speak and participate 55.1 A Director (and any other person invited by the chair to do so) may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company, whether or not he or she is also a member. 55.2 In relation to a physical general meeting, the right of a member who is entitled to attend and participate to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access to all

11022380 v3 28 documents which are required by the Companies Acts or these Articles to be made available at the meeting. 55.3 In relation to a hybrid general meeting or an electronic general meeting, the right of a member who is entitled to attend and participate to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Companies Acts or these Articles to be made available at the meeting. 55.4 All persons seeking to attend and participate in a hybrid general meeting or an electronic general meeting by way of electronic facility or facilities shall be responsible for maintaining adequate facilities to enable them to do so. In no circumstances shall the inability of one or more members to access, or to continue to access, the electronic facility or facilities for participation in the meeting for all or part of the meeting affect the validity of the meeting or any business conducted at a hybrid general meeting or an electronic general meeting, provided that sufficient members are able to participate in the meeting as are required to constitute a quorum under Article 52. 56. Adjournments 56.1 The chair may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place (or, in the case of a meeting held at a principal place and one or more satellite places, such other places) and/or from such electronic facility or facilities for attendance and participation to such other electronic facility or facilities as determined by the chair in his or her absolute discretion. 56.2 Without prejudice to any other power which the chair may have under these Articles or at common law, he or she may, without the need for the consent of the meeting and before or after it has started, interrupt or adjourn any meeting from time to time and from place to place (or places in the case of a meeting to which Article 47.3 applies) or from electronic facility or facilities to electronic facility or facilities, or for an indefinite period, if he or she is of the opinion that it has become necessary to do so in order: (a) to secure the proper and orderly conduct of the meeting; or (b) to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting; or (c) to ensure that the business of the meeting is properly disposed of. 56.3 If it appears to the chair that the facilities at the principal place or any satellite place or an electronic facility or facilities or security at any general meeting have become inadequate for the purposes referred to in Articles 47.3, 47.4 or 47.5 (as applicable) or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting, then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting.

11022380 v3 29 56.4 All business conducted at a meeting up to the time of any adjournment shall, subject to Article 56.5, be valid. 56.5 The chair may specify that only the business conducted at the meeting up to a point in time which is earlier than the time of the adjournment is valid, if in his or her opinion, to do so would be more appropriate. 56.6 Meetings can be adjourned more than once, in accordance with the procedures set out in this Article 56. 57. Notice of adjournment If the meeting is adjourned indefinitely or for more than three months, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Subject to the provisions of the Companies Acts and the provisions of Article 53, if notice of an adjourned meeting is required in accordance with this Article 57, such notice shall be sent at least seven (7) clear days before the date of the adjourned meeting specifying the date, time and place or electronic facility of the adjourned meeting and the general nature of the business to be transacted. Except as provided in these Articles, there is no need to give notice of the adjourned meeting or of the business to be considered there. 58. Business of adjourned meeting No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place. 59. Security arrangements and orderly conduct 59.1 The Board may, for the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a physical general meeting or hybrid general meeting, ensuring the security of the meeting and ensuring the future orderly conduct of the meeting, from time to time make such arrangements as it shall in its absolute discretion consider to be appropriate and may from time to time vary any such arrangements or make new arrangements therefor. Any decision made under this Article 59.1 shall be final and the entitlement of any member or proxy to attend a general meeting at such place (or places, in the case of a meeting to which Article 47.3 applies) shall be subject to any such arrangements as may be for the time being approved by the Board. 59.2 The Board may direct that any person wishing to attend any general meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any general meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions. 59.3 The Board shall be entitled in its absolute discretion to authorise one or more persons (including the Directors, the Secretary or the chair) to refuse physical or electronic entry to, or eject (physically or electronically) from, any meeting any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security

11022380 v3 30 arrangements or restrictions as are required pursuant to this Article, or who causes the meeting to become disorderly. 59.4 Subject to the Act (and without prejudice to any other powers vested in the chair of a meeting), the chair shall take such action or give such directions as he or she thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and in the case of a physical general meeting or a hybrid general meeting to ensure the security of the meeting and the safety of the people attending the meeting. The chair’s decision on points of order, matters of procedure on or matters arising incidentally from the business of the meeting shall be final, as shall be his or her determination as to whether any matter is of such a nature. 60. Overflow meeting rooms 60.1 The Board may, in accordance with this Article, make arrangements for members and proxies who are entitled to attend and participate in a physical general meeting or a hybrid general meeting, but who cannot be seated in the main meeting room where the chair will be, to attend and take part in a general meeting in an overflow room or rooms. Any overflow room will have appropriate links to the main room and will enable audio-visual communication between the meeting rooms throughout the meeting. The Board will decide how to divide members and proxies between the main room and the overflow room. If an overflow room is used, the meeting will be treated as being held and taking place in the main meeting room and the meeting will consist of all the members and proxies who are attending both in the main meeting room and the overflow room. 60.2 Details of any arrangements for overflow rooms will be set out in the notice of the meeting but failure to do so will not invalidate the meeting. 60.3 The Board may make arrangements for members and proxies who are entitled to attend and participate in a physical general meeting or a hybrid general meeting or an adjourned general meeting, to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical general meeting and not also a hybrid general meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote as the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the physical general meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting. 61. Amendment to resolutions 61.1 If an amendment to any resolution under consideration is proposed but is ruled out of order by the chair of the meeting in good faith, any error in such ruling shall not invalidate the proceedings on the original resolution. 61.2 In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error) may in any event be considered or voted on. In

11022380 v3 31 the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it or the chair of the meeting in his or her absolute discretion decides that it may be considered or voted on. 62. Withdrawal and ruling amendments out of order With the consent of the chair of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chair of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling. 63. Members’ resolutions 63.1 Members of the Company shall have the rights provided by the Companies Acts to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company’s next annual general meeting. 63.2 Expenses of complying with these rights shall be borne in accordance with the Companies Acts. 64. Method of voting 64.1 Any resolution put to the vote of a general meeting must be decided exclusively on a poll. 64.2 At general meetings, resolutions shall be put to the vote by the chair of the meeting and there shall be no requirement for the resolution to be proposed or seconded by any person. 65. Objection to error in voting No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chair of the meeting on such matters shall be final and conclusive. 66. Voting procedure 66.1 Any poll on any question of adjournment shall be taken immediately. A poll on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets or electronic means, or any combination thereof) and at such time and place, not more than thirty days from the date of the meeting or adjourned meeting, as the chair shall direct. The chair may appoint scrutineers who need not be members. It is not necessary to give notice of

11022380 v3 32 a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven clear days’ notice shall be given specifying the time, date and place at which the poll shall be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was due to be conducted. 66.2 Votes may be given in person or by proxy. A member entitled to more than one vote need not, if he, she or it votes, use all his, her or its votes or cast all the votes he, she or it uses in the same way. 66.3 No notice need be given of a poll not taken during the meeting if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven clear days’ notice must be given specifying the time and place at which the poll is to be taken. 67. Votes of members 67.1 Subject to Article 67.2, to the Companies Acts and to any special terms as to voting on which any shares may have been issued or may for the time being be held (including, without limitation, in respect of the Deferred Shares and the Non-Voting Ordinary Shares, Article 6) and to any suspension or abrogation of voting rights under these Articles, at any general meeting: (a) every member who is present in person or by duly appointed proxy or corporate representative has one vote for every share of which he, she or it is the holder or in respect of which his, her or its appointment as proxy or corporate representative has been made; and (b) a member, proxy or corporate representative entitled to more than one vote need not, if he, she or it votes, use all his, her or its votes or cast all the votes he, she or it uses the same way. 67.2 If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register. 67.3 Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such member to vote in person by proxy on behalf of such member at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.

11022380 v3 33 67.4 In the case of equality of votes the chair of the meeting shall not be entitled to a casting vote. 68. No right to vote where sums overdue on shares No member may vote at a general meeting (or any separate meeting of the holders of any class of shares), either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him or her unless: (a) all calls or other sums presently due and payable by him or her in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company; or (b) the Board determines otherwise. 69. Voting by Proxy 69.1 Subject to Article 69.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed under the hand of the appointor or his or her duly constituted attorney or, if the appointor is a corporation, under its seal or signed by a duly authorised officer or attorney or other person authorised to sign. 69.2 Subject to the Companies Acts, the Board may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as it considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of Article 69.1. 69.3 For the purposes of Articles 69.1 and 69.2, the Board may require such reasonable evidence it considers necessary to determine: (a) the identity of the member and the proxy; and (b) where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment. 69.4 A member may appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and to vote on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit. 69.5 A proxy need not be a member. 69.6 A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

11022380 v3 34 69.7 Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting. 69.8 The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for twelve months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for twelve months from the date of delivery unless otherwise specified by the Board. 69.9 Subject to the Companies Acts, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting. 69.10 The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him, her or it by the member he, she or it represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he, she or it represents the vote or votes cast shall nevertheless be valid for all purposes. 70. Receipt of proxy 70.1 An instrument appointing a proxy and any reasonable evidence required by the Board in accordance with Article 69.3 shall: (a) subject to Articles 70.1(c) and (d), in the case of an instrument of proxy in hard copy form, delivered to the Office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting (a “proxy notification address”) not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote or by such later time as is specified in the notice or instrument; (b) subject to Articles 70.1(c) and (d), in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address (a “proxy notification electronic address”): (i) in the notice calling the meeting; (ii) in an instrument of proxy sent out by the Company in relation to the meeting; (iii) in an invitation to appoint a proxy issued by the Company in relation to the meeting; or (iv) on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept, it shall be received at such proxy notification electronic address not less than forty- eight hours before the time for holding the meeting or adjourned meeting at which the

11022380 v3 35 person named in the form of appointment of proxy proposes to vote or by such later time as is specified in any of the methods of notice in (i) to (iv) above. (c) in the case of a poll taken more than forty-eight hours after it is demanded, delivered or received at a proxy notification address or a proxy notification electronic address and not less than twenty-four hours before the time appointed for the holding of the adjourned meeting; or (d) in the case of a poll which is not taken at the meeting but is taken forty-eight hours or less thereafter, or in the case of an adjourned meeting to be held forty-eight hours or less after the time fixed for holding the original meeting, received: (i) at a proxy notification address or a proxy notification electronic address in accordance with Articles 70.1(a) or (b); (ii) by the chair of the meeting or the secretary or any Director at the meeting, as the case may be, at the original meeting; or (iii) at a proxy notification address or a proxy notification electronic address by such time as the chair of the meeting may direct at the meeting. In calculating the periods in this Article, no account shall be taken of any part of a day that is not a working day. 70.2 The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under Article 69.3 has not been received in accordance with the requirements of this Article. 70.3 Subject to Article 70.2, if the proxy appointment and any of the information required under Article 69.3 is not received in the manner set out in Article 70.1, the appointee shall not be entitled to vote in respect of the shares in question. 70.4 Without limiting the foregoing, in relation to any uncertificated shares, the Board may from time to time: (a) permit appointments of a proxy by means of a communication sent in electronic form in the form of an uncertificated proxy instruction; and (b) permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means. The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

11022380 v3 36 71. Revocation of proxy A vote given shall be valid in the event of the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share for which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of instruments of proxy, no later than the last time at which an appointment of a proxy should have been received in order for it to be valid for use at the meeting at which the vote was given. 72. Availability of appointments of proxy 72.1 The Directors may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the members by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate class meeting, either in blank or nominating in the alternative any one or more of the Directors or any other person. 72.2 If for the purpose of any meeting, appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. 73. Corporate representatives 73.1 A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares. 73.2 Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. 73.3 The corporation shall for the purposes of these Articles be deemed to be present in person and at any such meeting if a person so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly. 73.4 A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to them before permitting him or her to exercise his or her powers. 73.5 A vote given by a corporate representative shall be valid notwithstanding that he, she or it is no longer authorised to represent the member unless notice of the revocation of appointment

11022380 v3 37 was delivered in writing to the Company at such place or address and by such time as is specified in Article 71 for the revocation of the appointment of a proxy. 74. Failure to disclose interests in shares 74.1 If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice under section 793 of the Act (section 793 notice) and has failed in relation to any shares (default shares, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the section 793 notice within the prescribed period from the service of the notice, the following sanctions shall apply unless the Board determines otherwise: (a) the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and (b) where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares): (i) any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 133, to receive shares instead of that dividend; and (ii) no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member himself or herself is not in default of supplying the required information and the member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer. (c) For the purposes of ensuring Article 74.1(b)(ii) can apply to all shares held by the member, the Company may in accordance with the uncertificated securities rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form. 74.2 Where the sanctions under Article 74.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 74.1(b) shall become payable): (a) if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or (b) at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the section 793 notice and the Board being fully satisfied that such information is full and complete.

11022380 v3 38 74.3 Where, on the basis of information obtained from a member in respect of any share held by him or her, the Company issues a section 793 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 74.1. 74.4 For the purposes of this Article: (a) a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested; (b) interested shall be construed as it is for the purpose of section 793 of the Act; (c) reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference: (i) to his, her or it having failed or refused to give all of any part of it; and (ii) to his, her or it having given information which he or she knows to be false in a material particular or having recklessly given information which is false in a material particular; (d) prescribed period means fourteen days; (e) excepted transfer means, in relation to any shares held by a member: (i) a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or (ii) a transfer in consequence of a sale made through Nasdaq or any other recognised investment exchange (as defined in section 285 of the FSMA) or any other stock exchange on which the Company’s shares or depositary instruments representing such shares are normally traded; or (iii) a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares. 74.5 Nothing contained in this Article shall be taken to limit the powers of the Company under section 794 of the Act. 75. Power of sale of shares of untraced members 75.1 The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:

11022380 v3 39 (a) during the period of twelve years before the date of sending of the notice referred to in Article 75.1(b) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his or her address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person entitled, provided that during such period of twelve years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it; (b) on or after expiry of the said period of twelve years, the Company has given notice of its intention to sell such share by sending a notice to the member or person entitled by transmission to the share at his or her address on the Register or other last known address given by the member or person entitled by transmission to the share and before sending such a notice to the member or other person entitled by transmission, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register; (c) during the further period of three months following the date of such notice and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and (d) the Company has given notice to Nasdaq or the SEC of its intention to make such sale, if shares of the class concerned, or depositary instruments representing such shares, are listed on Nasdaq. 75.2 To give effect to any sale of shares under this Article: (a) in the case of a share in certificated form, the Board may authorise any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer. The Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register even if no share certificate has been lodged for such shares and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares. (b) in the case of a share in uncertificated form, the Directors may: (i) to enable the Company to deal with the share in accordance with the provisions of this Article 75, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

11022380 v3 40 (ii) after such conversion authorise any person to execute an instrument of transfer of the shares to the purchase or person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer. 75.3 The buyer shall not be bound to see to the application of the purchase monies, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. If the shares are in uncertificated form, in accordance with the uncertificated securities rules, the Board may issue a written notification to the Operator requiring the conversion of the share to certificated form. 75.4 If during the period of twelve years referred to in Article 75.1, or during any period ending on the date when all the requirements of Articles 75.1(a) to 75.1(d) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 75.1(b) to 75.1(d) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares. 76. Application of proceeds of sale of shares of untraced members The Company shall account to the member or other person entitled to the share for the net proceeds of a sale under Article 75 by carrying all monies relating to such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company does not have to account for any money earned on them. 77. Number of Directors Unless otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be at least two and not more than fifteen. 78. Power of company to appoint Directors Subject to these Articles and the Companies Acts, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. 79. Power of Board to appoint Directors Subject to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

11022380 v3 41 80. Eligibility of new Directors 80.1 No person, other than a retiring Director (by rotation or otherwise), shall be appointed or re- appointed a Director at any general meeting unless: (a) he or she is recommended by the Board; or (b) at least seven but not more than forty-two clear days before the date appointed for the meeting the Company has received notice from a member (other than the person proposed) entitled to vote at the meeting of his or her intention to propose a resolution for the appointment or re-appointment of that person, stating the particulars which would, if he or she were so appointed or re-appointed, be required to be included in the Company’s register of Directors and a notice executed by that person of his or her willingness to be appointed or re-appointed, is lodged at the Office. 80.2 A Director need not be a member of the Company. 81. Classes and Retirement of Directors 81.1 Following the Listing, the Directors shall be divided into three classes designated as “Class I”, “Class II” and “Class III”, respectively. The Board is authorised to assign (i) members of the Board already in office to such classes at the time the classification becomes effective and (ii) members of the Board who are so appointed following the Listing to such classes at the time of such appointment. 81.2 At the first annual general meeting of the Company following the Listing, each Director in Class I shall retire from office but shall be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third anniversary of such annual general meeting of the Company, at which stage such Director shall retire from office but shall be eligible for further re-appointment. 81.3 At the second annual general meeting of the Company following the Listing, each Director in Class II shall retire from office but shall be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third anniversary of such annual general meeting of the Company, at which stage such Director shall retire from office but shall be eligible for further re-appointment. 81.4 At the third annual general meeting of the Company following the Listing, each Director in Class III shall retire from office but shall be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third anniversary of such annual general meeting of the Company, at which stage such Director shall retire from office but shall be eligible for further re-appointment. 81.5 At each succeeding annual general meeting of the Company following the third annual general meeting of the Company after the Listing, Directors shall be elected to serve for a

11022380 v3 42 term of three years to succeed the Directors of the class whose terms expire at such annual general meeting. 81.6 Notwithstanding the foregoing provisions, each Director shall serve until their successor is duly elected and qualified or until their earlier death, resignation or removal. 82. Deemed re-appointment 82.1 A Director who retires at an annual general meeting shall (unless he or she is removed from office or his or her office is vacated in accordance with these Articles) retain office until the close of the meeting at which he or she retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his or her place or the resolution to re-appoint him or her is put to the meeting and lost. 82.2 If the Company, at any meeting at which a Director retires in accordance with these Articles does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-appointed unless at that meeting a resolution is passed not to fill the vacancy or elect another person in his or her place or unless the resolution to re-appoint him or her is put to the meeting and lost. 83. Procedure if insufficient Directors appointed 83.1 If: (a) at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re- appointment as Directors are put to the meeting and lost; and (b) at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 77, all retiring Directors who stood for re-appointment at that meeting (Retiring Directors) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose. 83.2 The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 83.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 77, the provisions of this Article shall also apply to that meeting. 84. Removal of Directors In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a Director before the expiry of his or her period of office (without prejudice to a claim for damages for breach of contract or otherwise)

11022380 v3 43 and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his or her place. 85. Vacation of office by Director 85.1 Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if: (a) the Director resigns by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting; (b) the Director offers to resign by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer; (c) the Director is requested to resign by all of the other Directors by notice in writing addressed to him or her at his or her address as shown in the register of Directors (without prejudice to any claim for damages which he or she may have for breach of any contract between him or her and the Company); (d) the Director ceases to be a Director by virtue of any provision of the Companies Acts, is removed from office pursuant to these Articles or the Act or becomes prohibited by law or by the rules of any applicable stock exchange from being a Director; (e) the Director becomes bankrupt or makes an arrangement or composition with his or her creditors generally; (f) a registered medical practitioner who is treating the Director gives a written opinion to the Company stating that he or she has become physically or mentally incapable of acting as a Director and may remain so for more than three months, or he or she is or has been suffering from mental or physical ill health and the Board resolves that his or her office be vacated; or (g) the Director is absent (whether or not any alternate Director appointed by him or her attends), without the permission of the Board, from Board meetings for six consecutive months and a notice is served on him or her personally, or at his or her residential address provided to the Company under section 165 of the Act signed by all the other Directors stating that he or she shall cease to be a Director with immediate effect (and such notice may consist of several copies each signed by one or more Directors). 85.2 If the office of a Director is vacated for any reason, he or she shall cease to be a member of any committee or sub-committee of the Board. 86. Resolution as to vacancy conclusive A resolution of the Board declaring a Director to have vacated office under the terms of Article 85 shall be conclusive as to the fact and ground of vacation stated in the resolution.

11022380 v3 44 87. Appointment of alternate Directors 87.1 Each Director may appoint any person (including another Director) to be his or her alternate and may at his or her discretion remove an alternate Director so appointed. Any appointment or removal of an alternate Director must be by written notice delivered to the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting or in any other manner approved by the Board. The appointment requires the approval of the Board unless it has been previously approved or the appointee is another Director. 87.2 An alternate Director must provide the particulars, and sign any form for public filing required by the Companies Acts relating to his or her appointment. 88. Alternate Directors’ participation in Board meetings 88.1 Every alternate Director is (subject to his or her giving to the Company an address within the United Kingdom at which notices may be served on him or her (and, if applicable, an address in relation to which electronic communications may be received by him or her)) entitled to receive notice of all meetings of the Board and all committees of the Board of which his or her appointor is a member and, in his or her appointor’s absence, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his or her appointor. Each person acting as an alternate Director shall have a separate vote at Board meetings for each Director for whom he or she acts as alternate Director in addition to his or her own vote if he or she is also a Director, but he or she shall count as only one for the purpose of determining whether a quorum is present. 88.2 Signature by an alternate Director of any resolution in writing of the Board or a committee of the Board will, unless the notice of his or her appointment provides otherwise, be as effective as signature by his or her appointor. 89. Alternate Director responsible for own acts Each person acting as an alternate Director will be an officer of the Company, will alone be responsible to the Company for his or her own acts and defaults and will not be deemed to be the agent of the Director appointing him or her. 90. Interests of alternate Director An alternate Director is entitled to contract and be interested in and benefit from contracts or arrangements with the Company, to be repaid expenses and to be indemnified to the same extent as if he or she were a Director. However, he or she is not entitled to receive from the Company any fees for his or her services as alternate, except such part (if any) of the fee payable to his or her appointor as such appointor may by written notice to the Company direct. 91. Revocation of alternate Director An alternate Director will cease to be an alternate Director: (a) if his or her appointor revokes his or her appointment; or

11022380 v3 45 (b) if he or she resigns his or her office by notice in writing to the Company; or (c) if his or her appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his or her retirement shall remain in force; or (d) if any event happens in relation to him or her which, if he or she were a Director otherwise appointed, would cause him or her to vacate his or her office. 92. Directors’ fees Each of the Directors may be paid a fee at such rate as may from time to time be determined by the Board. However, the aggregate of all fees payable to the Directors (other than amounts payable under any other provision of these Articles) must not exceed $2,500,000 a year or such higher amount as may from time to time be decided by ordinary resolution of the Company. Any fees payable under this Article shall be distinct from any salary, remuneration or other amounts payable to a Director under any other provisions of these Articles and shall accrue from day to day. 93. Expenses Each Director may be paid his or her reasonable travelling, hotel and other expenses properly incurred by him or her in or about the performance of his or her duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company. Subject to the Act, the Directors shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him or her for the purposes of the Company or for the purpose of enabling him or her to perform his or her duties as an officer of the Company or to enable him or her to avoid incurring any such expenditure. 94. Additional remuneration If by arrangement with the Board any Director shall perform or render any special duties or services outside his or her ordinary duties as a Director and not in his or her capacity as a holder of employment or executive office, he or she may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine. 95. Remuneration of executive Directors The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him or her for his or her services as Director under these Articles.

11022380 v3 46 96. Pensions and other benefits 96.1 The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of: (a) the Company; (b) any company which is or was a holding company or a subsidiary undertaking of the Company; (c) any company which is or was allied to or associated with the Company or a subsidiary undertaking or holding company of the Company; or (d) a predecessor in business of the Company or of any holding company or subsidiary undertaking of the Company, and, in each case, for any member of his or her family (including a spouse or former spouse) and any person who is or was dependent on him or her. 96.2 The Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article 96.1 above. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his or her own benefit any pension or other benefit provided under this Article and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company. 97. Powers of the Board 97.1 Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company will be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not. 97.2 No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article. 98. Powers of Directors if less than minimum number If the number of Directors is less than the minimum prescribed in Article 77 or decided by the Company by ordinary resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If

11022380 v3 47 no Director or Directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after his or her appointment unless he or she is reappointed during the annual general meeting. 99. Powers of executive Directors The Board or any committee authorised by the Board may: (a) delegate or entrust to and confer on any Director holding executive office (including a Chief Executive or Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and (b) revoke, withdraw, alter or vary all or any of such powers. 100. Delegation to committees 100.1 The Board may delegate any of its powers, authorities and discretions (with power to sub- delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that: (a) a majority of the members of a committee shall be Directors; and (b) no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors. 100.2 The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee. 101. Local management 101.1 The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. 101.2 The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any such appointment or delegation under this Article 101 may be made, on such terms and conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the

11022380 v3 48 powers of the Board, and the Board may remove any person so appointed and may annul or vary all or any of such powers, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it. 101.3 Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying. 102. Power of attorney The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or attorney of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any of such powers. 103. Exercise of voting power The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a Director or other officer or employee of such company or in favour of the payment of remuneration to the Directors, officers or employees of such company). 104. Provision for employees on cessation of business The Board may, by resolution, sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking, but any such resolution shall not be sufficient for payments to or for the benefit of Directors, former Directors or shadow Directors. 105. Overseas registers Subject to the Companies Acts, the Company may keep an overseas, local or other register and the Board may make and vary such regulations as it thinks fit respecting the keeping of any such register. 106. Borrowing powers Subject to these Articles and the Companies Acts, the Board may exercise all the powers of the Company to: (a) borrow money;

11022380 v3 49 (b) indemnify and guarantee; (c) mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company; (d) create and issue debentures and other securities; and (e) give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party. 107. Board meetings 107.1 The Board can decide when and where to have meetings and how they will be conducted. They may also adjourn meetings. 107.2 A Board meeting can be called by any Director. The Secretary must call a Board meeting if asked to do so by a Director. 108. Notice of Board meetings 108.1 Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or given in writing or by electronic means to him or her at his or her last known address or any other address given by him or her to the Company for that purpose. 108.2 A Director may waive the requirement that notice be given to him or her of any Board meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting. 109. Quorum 109.1 The quorum necessary for the transaction of business shall be at least two persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board. 109.2 If a Director ceases to be a Director at a Board meeting, he or she can continue to be present and to act as a Director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present. 110. Chair 110.1 The Board may appoint one or more of its body as chair or joint chair and one or more of its body as deputy chair of its meetings and may determine the period for which he or she is or they are to hold office and may at any time remove him or her or them from office. 110.2 If no such chair or deputy chair is elected, or if at any meeting neither a chair nor a deputy chair is present within ten minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chair of such meeting. In the event two or more joint chairmen or, in the absence of a chair, two or more deputy chairs being present,

11022380 v3 50 the joint chair or deputy chair to act as chair of the meeting shall be decided by those Directors present. 111. Voting Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes the chair of that meeting shall have a second or casting vote (unless he or she is not entitled to vote on the resolution in question). 112. Participation by telephone or other form of communication 112.1 Any Director or his or her alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. 112.2 A person so participating by telephone or other communication shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. 112.3 A resolution passed at any meeting held in the above manner, and signed by the chair of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held. 113. Resolution in writing 113.1 A resolution in writing signed or confirmed electronically by all the Directors for the time being entitled to receive notice of a Board meeting and to vote on the resolution and not being less than a quorum (or by all the members of a committee of the Board for the time being entitled to receive notice of such committee meeting and to vote on the resolution and not being less than a quorum of that committee), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be). 113.2 Such a resolution may consist of several documents or electronic communications in the same form each signed or authenticated by one or more of the Directors or members of the relevant committee. 114. Proceedings of committees All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject to this shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying. 115. Minutes of proceedings 115.1 The Board shall keep minutes of all meetings of members, all Board meetings and meetings of committees of the Board. The minutes must include the names of the Directors present.

11022380 v3 51 115.2 Any such minutes, if purporting to be signed by the chair of the meeting at which the proceedings were held or by the chair of the next meeting or the Secretary, shall be evidence of the matters stated in such minutes without any further proof. 116. Validity of proceedings All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall be valid even if it is discovered afterwards that there was some defect in the appointment of any person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his or her office. 117. Transactions or other arrangements with the company 117.1 Subject to the Companies Acts and provided he or she has declared the nature and extent of his or her interest in accordance with the requirements of the Companies Acts, a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company may: (a) be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested; (b) act by himself or herself or through his or her firm in a professional capacity for the Company (otherwise than as auditor) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director; (c) be or become a Director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and (d) hold any office or place of profit with the Company (except as auditor) in conjunction with his or her office of Director for such period and upon such terms, including as to remuneration as the Board may decide. 117.2 A Director shall not, save as he or she may otherwise agree, be accountable to the Company for any benefit which he or she derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of his or her duty under section 176 of the Act. 118. Authorisation of Directors’ conflicts of interest 118.1 The Board may, in accordance with the requirements set out in this Article, authorise any matter or situation proposed to them by any Director which would, if not authorised, involve a Director (an Interested Director) breaching his or her duty under the Act to avoid conflicts of interest. 118.2 A Director seeking authorisation in respect of a conflict of interest shall declare to the Board the nature and extent of his or her interest in a conflict of interest as soon as is reasonably

11022380 v3 52 practicable. The Director shall provide the Board with such details of the matter as are necessary for the Board to decide how to address the conflict of interest together with such additional information as may be requested by the Board. 118.3 Any authorisation under this Article will be effective only if: (a) to the extent permitted by the Act, the matter in question shall have been proposed by any Director for consideration in the same way that any other matter may be proposed to the Directors under the provisions of these Articles; (b) any requirement as to the quorum for consideration of the relevant matter is met without counting the Interested Director and any other interested Director; and (c) the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director’s and any other interested Director’s vote is not counted. 118.4 Any authorisation of a conflict of interest under this Article must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently): (a) extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised; (b) provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the conflict of interest; (c) impose upon the Interested Director such other terms for the purposes of dealing with the conflict of interest as the Directors think fit; (d) provide that, where the Interested Director obtains, or has obtained (through his or her involvement in the conflict of interest and otherwise than through his or her position as a Director) information that is confidential to a third party, he or she will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence; and (e) permit the Interested Director to absent himself or herself from the discussion of matters relating to the conflict of interest at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters. 118.5 Where the Directors authorise a conflict of interest, the Interested Director will be obliged to conduct himself or herself in accordance with any terms and conditions imposed by the Directors in relation to the conflict of interest. 118.6 The Directors may revoke or vary such authorisation at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

11022380 v3 53 118.7 A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration, profit or other benefit which he or she derives from or in connection with a relationship involving a conflict of interest which has been authorised by the Directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds. 118.8 If he or she has disclosed to the Board the nature and extent of his or her interest to the extent required by the Companies Acts, a Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration or other benefit which he or she derives from or in connection with: (a) being a party to, or otherwise interested in, any transaction or arrangement with: (i) the Company or in which the Company is interested; or (ii) a body corporate in which the Company is interested; (b) acting (otherwise than as auditor) alone or through his or her organisation in a professional capacity for the Company (and he or she or that organisation is entitled to remuneration for professional services as if he or she were not a Director); or (c) being a director or other officer of, or employed by, or otherwise interested in any other body corporate in which the Company is interested. 118.9 A Director’s receipt of any remuneration or other benefit referred to in Articles 118.7 or 118.8 does not constitute an infringement of his or her duty under the Companies Acts. 118.10 A transaction or arrangement referred to in Articles 118.7 or 118.8 is not liable to be avoided on the ground of any remuneration, benefit or interest referred to in that Article. 119. Directors’ permitted interests 119.1 A Director cannot vote or be counted in the quorum on any resolution relating to any transaction or arrangement with the Company in which he or she has an interest and which may reasonably be regarded as likely to give rise to a conflict of interest but can vote (and be counted in the quorum) on the following: (a) giving him or her any security, guarantee or indemnity for any money or any liability which he, she or any other person, has lent or obligations he or she or any other person has undertaken at the request, or for the benefit, of the Company or any of its subsidiary undertakings; (b) giving any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings, to that other person if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

11022380 v3 54 (c) a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by the Company or any of its subsidiary undertakings, if the Director takes part because he or she is a holder of shares, debentures or other securities, or if he or she takes part in the underwriting or sub- underwriting of the offer; (d) any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which only gives him or her benefits which are also generally given to employees to whom the arrangement relates; (e) any arrangement involving any other company if the Director (together with any person connected with the Director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a member of that company). This does not apply if he or she knows that he or she has a Relevant Interest; (f) a contract relating to insurance which the Company can buy or renew for the benefit of the Directors or a group of people which includes Directors; and (g) a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees’ share scheme which gives the Director benefits which are also generally given to the employees to whom the scheme relates. 119.2 A Director cannot vote or be counted in the quorum on a resolution relating to his or her own appointment or the settlement or variation of the terms of his or her appointment to an office or place of profit with the Company or any other company in which the Company has an interest. 119.3 Where the Directors are considering proposals about the appointment, or the settlement or variation of the terms or the termination of the appointment of two or more Directors to other offices or places of profit with the Company or any company in which the Company has an interest, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his or her own appointment or the settlement or variation of the terms or the termination of his or her own appointment or the appointment of another Director to an office or place of profit with a company in which the Company has an interest and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it. 119.4 A company shall be deemed to be one in which the Director has a Relevant Interest if and so long as (but only if and so long as) he or she is to his or her knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate Director, an interest of his or her appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise. Where a company in which a Director has a Relevant Interest is interested in a contract, he or she also shall be deemed interested in that contract.

11022380 v3 55 119.5 If a question arises at a Board meeting about whether a Director (other than the chair of the meeting) has an interest which is likely to give rise to a conflict of interest, or whether he or she can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chair of the meeting. The chair’s ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director’s interests have not been fairly disclosed to the Directors. If the question arises about the chair of the meeting, the question must be directed to the Directors. The chair cannot vote on the question but can be counted in the quorum. The Directors’ resolution about the chair is final and conclusive, unless the nature and extent of the chair’s interests have not been fairly disclosed to the Directors. 120. General For the purposes of Articles 117 to 119 inclusive (which shall apply equally to alternate Directors): 120.1 An interest of a person who is connected (which word shall have the meaning given to it by section 252 of the Act) with a Director shall be treated as an interest of the Director. 120.2 A contract includes references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract. 120.3 A conflict of interest includes a conflict of interest and duty and a conflict of duties. 120.4 Subject to the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 117 to 119 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 117 to 119. 121. Power to authenticate documents Any Director, the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are not at the Office, the local manager or other officer of the Company who has their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting. 122. Use of seals 122.1 The Board shall provide for the safe custody of the Seal. A Seal shall not be used without the authority of the Board or of a committee of the Board so authorised.

11022380 v3 56 122.2 Subject as otherwise provided in these Articles, every document which is sealed using the Seal must be signed by at least one authorised person in the presence of a witness who attests the signature. An authorised person for this purpose is any Director, the Secretary or any other person authorised by the Directors for the purpose of signing documents to which the Seal is applied. 122.3 The Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Seal shall not require to be signed unless the Board decides otherwise or the law otherwise requires. 122.4 The Board may decide who will sign an instrument to which a Seal is affixed (or in the case of a share certificate, on which the Seal may be printed) either generally or in relation to a particular instrument or type of instrument and may also determine either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means. 123. Declaration of dividends Subject to the Act and these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board. 124. Interim dividends 124.1 Subject to the Act, the Board may declare and pay such interim dividends (including any dividend at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If the Board acts in good faith, it shall not incur any liability to the holders of shares for any loss that they may suffer by the lawful payment of any interim dividend on any other class of shares ranking with or after those shares. 124.2 If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. 124.3 The Board may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights. 125. Calculation and currency of dividends Except as provided otherwise by the rights attached to shares, all dividends: (a) shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid;

11022380 v3 57 (b) shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and (c) may be declared or paid in any currency. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met. 126. Amounts due on shares can be deducted from dividends The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares. 127. Dividends not in cash The Board may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises regarding such distribution, the Board may settle it as it thinks fit. In particular, the Board may: (a) issue fractional certificates (or ignore fractions); (b) fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the values so fixed, in order to adjust the rights of members; and (c) vest any such assets in trustees on trust for the person entitled to the dividend. 128. No interest on dividends Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by the Company or in respect of a share shall bear interest as against the Company. 129. Method of payment 129.1 The Company may pay any dividend, interest or other sum payable in respect of a share wholly or partly in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Board may consider appropriate. For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any person on its behalf by sending an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

11022380 v3 58 129.2 The Company may send such payment by post or other delivery service (or by such means offered by the Company as the member or person entitled to it may agree in writing) to the registered address of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it because of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person may direct in writing. 129.3 Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible. 129.4 Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other monies payable in respect of such share. 129.5 The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine. 129.6 In respect of the payment of any dividend or other sum which is a distribution, the Board may decide, and notify recipients, that: (a) one or more of the means described in this Article 129 will be used for payment and a recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the Directors; (b) one or more of such means will be used for the payment unless a recipient elects otherwise in the manner prescribed by the Directors; or (c) one or more of such means will be used for the payment and that recipients will not be able to elect otherwise, the Board may for this purpose decide that different methods of payment may apply to different recipients or groups of recipients. 129.7 All cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money and the Company will not be responsible for a payment which is lost, rejected or delayed. The Company can rely on a receipt for a dividend or other money paid in relation to a share from any one of the joint recipients on behalf of all of them. The Company is treated as having paid a dividend if the

11022380 v3 59 cheque, warrant or similar financial instrument is cleared or if a payment is made using a relevant system or inter-bank transfer or other electronic means. 129.8 Subject to the rights attaching to any shares, any dividends or other monies payable on or in respect of a share may be declared or paid in such currency or currencies and using such exchange rate or such date for determining the value or currency conversions as the Directors may determine. 130. Uncashed dividends If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled to them are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquires have failed to establish any new address to be used for the purpose, the Company does not have to send any dividends or other monies payable in respect of that share due to that person until he or she notifies the Company of an address to be used for the purpose. If any such cheque, warrant or order has or is alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit. 131. Unclaimed dividends All dividends, interest or other sums payable and unclaimed for twelve months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall not be a trustee in respect of such unclaimed dividends and will not be liable to pay interest on it. All dividends that remain unclaimed for twelve years after they were first declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company. 132. Scrip dividends 132.1 Subject to the Act, the Board may, by ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of shares (excluding any member holding shares as treasury shares) the right to elect to be issued with shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply: (a) the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed; (b) the entitlement of each holder of shares to new shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the shares

11022380 v3 60 or depositary instruments representing such shares, on Nasdaq (or any other publication of a recognised investment exchange showing quotations for the Company’s shares), for the day on which the shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Company’s auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount; (c) no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions where, in whole or in part, the benefit accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of any member of fully paid shares and/or provisions where cash payments may be made to members in respect of their fractional entitlements; (d) the Board shall, after determining the basis of allotment, notify the holders of shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. No such notice need to be given to holders of shares who have previously given election mandates in accordance with this Article and whose mandates have not been revoked. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non- receipt) of any such notice by, any holder of shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action; (e) the Board may on any occasion decide that rights of election shall only be made available subject to such exclusions, restrictions or other arrangements as they shall in their absolute discretion deem necessary or desirable in order to comply with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or stock exchange in, any territory; (f) the Board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the Board has authority to allot sufficient shares, to give effect to it after the basis of the allotment is determined; (g) the Board may exclude from any offer or make other arrangements in relation to any holders of shares where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares; (h) unless the Board decides otherwise or the rules of a relevant system require otherwise, any new shares which a holder has elected to receive instead of cash in respect of some or all of his or her dividend will be: (i) shares in uncertificated form if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

11022380 v3 61 (ii) shares in certificated form if the corresponding elected shares were shares in certificated form on the record date for that dividend; (i) the Board may establish or vary a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any shares shall be binding on every successor in title to the holder; (j) the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which an election has been duly made (elected shares) and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as stated above. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation; (k) the Board may decide how any costs relating to the new shares available in place of a cash dividend will be met, including to deduct an amount from the entitlement of a holder of shares under this Article; (l) the additional shares so allotted shall rank pari passu in all respects with each other and with the fully paid shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; (m) the Board may terminate, suspend, or amend any offer of the right to elect to receive shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may determine and take such other action as the Board may deem necessary or desirable in respect of any such scheme; and (n) the Board may do all acts and things which they consider necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned. 133. Capitalisation of reserves 133.1 The Board may, with the authority of an ordinary resolution of the Company: (a) subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are

11022380 v3 62 available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account or capital redemption reserve or other undistributable reserve; (b) appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that: (i) the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full shares to be allotted to members credited as fully paid; (ii) the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and (iii) in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it; (c) resolve that any shares so allotted to any member in respect of a holding by him or her of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends; (d) make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions; (e) authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either: (i) the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

11022380 v3 63 (ii) the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, (any agreement made under such authority being effective and binding on all such members); and (f) generally do all acts and things required to give effect to such resolution. 133.2 Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Act) or any similar scheme under which participation is extended to non-executive Directors or consultants providing services to the Company or any of its subsidiaries: (a) the Company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then the Board may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 133.1(a) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly; (b) the Company has granted (or assumed liability to satisfy) rights to subscribe for shares (whether in the form of stock options, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights or otherwise) then the Board may, in connection with the issue of shares, capitalise any such profits or other sum as is mentioned in Article 133.1 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be issued in connection with such rights to subscribe and apply such amount in paying up such balance and allot shares fully paid accordingly; and (c) the provisions of Article 133.1(a) to (f) shall apply with the necessary alterations to this Article 133.2. 134. Record dates 134.1 Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (record date) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be before, on or after the date on which the dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given, or served.

11022380 v3 64 134.2 In the absence of a record date being fixed, entitlement to any dividend, distribution, interest, allotment, issue, notice, information, document or circular shall be determined by reference to the date on which the dividend is declared, the distribution allotment or issue is made or the notice, information, document or circular made, given or served. 135. Inspection of records No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he or she is authorised to do so by law, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company. 136. Account to be sent to members 136.1 In respect of each financial year, a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report shall be sent or supplied to: (a) every member (whether or not entitled to receive notices of general meetings); (b) every holder of debentures (whether or not entitled to receive notice of general meetings); and (c) every other person who is entitle to receive notice of general meetings, not less than twenty-one clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act. 136.2 This Article does not require copies of the documents to which it applies to be sent or supplied to: (a) a member or holder of debentures of whose address the Company is unaware; or (b) more than one of the joint holders of shares or debentures. 136.3 The Board may determine that persons entitled to receive a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report are those persons entered on the Register at the close of business on a day determined by the Board, provided that the day determined by the Board may not be more than twenty-one days before the day that the relevant copies are being sent. 136.4 Where permitted by the Act, a strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by Article 136.1. 137. Service of Notices 137.1 The Company can send, deliver or serve any notice or other document, including a share certificate, to or on a member:

11022380 v3 65 (a) personally; (b) by sending it through the postal system addressed to the member at his, her or its registered address or by leaving it at that address addressed to the member; (c) through a relevant system, where the notice or document relates to uncertificated shares; (d) where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose; (e) where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article; or (f) by any other means authorised in writing by the member. 137.2 In the case of joint holders of a share: (a) service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on, sending or supplying to all the joint holders; and (b) anything to be agreed or specified in relation to any notice, document or other information to be served on, sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the first named in the Register shall be accepted to the exclusion of that of the other joint holders. 137.3 Where a member (or, in the case of a joint holders, the person first named in the Register) has a registered address outside the United Kingdom but has (i) notified the Company of an address within the United Kingdom at which notices, documents or other information may be given to him, her or it; or (ii) given to the Company an address for the purposes of communications by electronic means at which notices, documents or other information may be served, sent or supplied to him, her or it, he, she or it shall be entitled to have notices served, sent or supplied to him or her at such address or, where applicable, the Company may make them available on a website and notify the holder of that address. Otherwise no such member shall be entitled to receive any notice, document or other information from the Company. 137.4 If on three consecutive occasions any notice, document or other information has been sent to any member at his, her or its registered address or his, her or its address for the service of notices (by electronic means or otherwise) but has been returned undelivered, such member shall not be entitled to receive notices, documents or other information from the Company until he or she shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. For these purposes, any notice, document or other information served, sent or supplied by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the Company (or its agents) and a notice, document or other information served, sent or supplied

11022380 v3 66 in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was served, sent or supplied. 137.5 The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members. 138. Hard copy form Any document, information or notice is validly sent or supplied by the Company in hard copy form if it is handed to the intended recipient or sent or supplied by hand or through the post in a prepaid envelope: (a) to an address specified for the purpose by the intended recipient; (b) if the intended recipient is a company, to its registered office; (c) to the address shown in the Company’s Register; (d) to any address to which any provision of the Companies Acts authorises it to be sent or supplied; or (e) if the Company is unable to obtain an address falling within paragraphs (a) to (d), to the last address known to the Company of the intended recipient. 139. Electronic form Any document, information or notice is validly sent or supplied by the Company in electronic form: (a) to a person if that person has agreed (generally or specifically) that the document, information or notice may be sent or supplied in that form and has not revoked that agreement; or (b) to a company that is deemed to have so agreed by the Companies Acts. 140. Electronic means Any document, information or notice is validly sent or supplied by the Company by electronic means if it is sent or supplied: (a) to an address specified for the purpose by the intended recipient (generally or specifically); or (b) where the intended recipient is a company, to an address deemed by the Companies Acts to have been so specified.

11022380 v3 67 141. Website Any document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if: (a) the person has agreed (generally or specifically) that the document, information or notice may be sent or supplied to him or her in that manner, or he or she is taken to have so agreed under Schedule 5 of the Act, and in either case he or she has not revoked that agreement; (b) the Company has notified the intended recipient of: (i) the presence of the document, information or notice on the website; (ii) the address of the website; (iii) the place on the website where it may be accessed; (iv) how to access the document, information or notice; and (v) any other information prescribed by the Companies Acts or any other provisions of law including, when the document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and (c) the document, information or notice is available on the website throughout the period specified by any applicable provision of the Companies Acts or, if no such period is specified, the period of twenty-eight days starting on the date on which the notification referred to in paragraph (b) above is sent to the relevant person. 142. Sending or supplying any document, information or notice by any other means Any document, information or notice that is sent or supplied otherwise than in hard copy form or electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient. 143. Presence at meeting evidence in itself of receipt of notice A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called. 144. Notice on person entitled by transmission The Company may give notice to the person entitled to a share because of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the

11022380 v3 68 United Kingdom supplied for the purpose by the person claimed to be so entitled or to which notices may be sent in electronic form. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred. This shall apply whether or not the Company has notice of the death or bankruptcy or other event. 145. Record date for service Any notice, document or other information may be served, sent or supplied by the Company by reference to the register as it stands at any time not more than fifteen days before the date of service, sending or supplying. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on, sent or supplied to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supplying of that notice, document or other information. 146. Evidence of service 146.1 Any notice, document or other information, addressed to a member at his, her or its registered address or address for service in the United Kingdom shall, if served, sent or supplied by first class post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second class post is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given. 146.2 Any notice, document or other information not served, sent or supplied by post but delivered or left at a registered address or address for service in the United Kingdom (other than an address for the purposes of communications by electronic means) shall be deemed to have been served or delivered on the day on which it was so delivered or left. 146.3 Any notice, document or other information, if served, sent or supplied by electronic means shall be deemed to have been received on the day on which the electronic communication was sent by or on behalf of the Company notwithstanding that the Company subsequently sends such notice, document or other information in hard copy form by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. Proof that the notice, document or other information was properly addressed shall be conclusive evidence that the notice by electronic means was given. 146.4 Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information. 146.5 Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been

11022380 v3 69 received when the Company has carried out the action it has been authorised to take for that purpose. 147. Notice when post not available If at any time by reason of the suspension, interruption or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one national newspaper published in the United Kingdom and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable. 148. Validation of documents in electronic form 148.1 Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must: (a) incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the Board may approve; or (b) be accompanied by such other evidence as the Board may require in order to be satisfied that the document is genuine. 148.2 The Company may designate mechanisms for validating any such document and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 49 and 70. 149. Winding up If the Company is wound up and subject to the rights and restrictions attached to any share or classes of shares, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction(s), vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, she or it may with the like sanction determine. Where the liquidator divides or transfers any assets in pursuance of the powers in this Article 149, no member shall be compelled to accept any assets upon which there is a liability.

11022380 v3 70 150. Indemnity and insurance 150.1 In this Article: (a) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; (b) a relevant officer means any Director or other officer or former Director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or associated company) as auditor (whether or not he or she is also a Director or other officer), to the extent he or she acts in his or her capacity as auditor); and (c) relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company. 150.2 Subject to Article 150.3, but without prejudice to any indemnity to which a relevant officer is otherwise entitled: (a) each relevant officer shall be indemnified out of the Company’s assets against all relevant loss and in relation to the Company’s (or any associated company’s) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Act), including any liability incurred by him or her in defending any civil or criminal proceedings, in which judgment is given in his or her favour or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part or in connection with any application in which the court grants him or her, in his or her capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or any associated company’s) affairs; and (b) the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him or her in connection with any proceedings or application referred to in Article 150.2(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure. 150.3 This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law. 150.4 The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss. 150.5 Where a relevant officer is indemnified against a liability in accordance with this Article, the indemnity extends to each cost, charge, loss, expense and liability incurred by him or her in relation to that liability.

11022380 v3 71 151. Exclusive jurisdiction 151.1 Save in respect of any cause of action arising under the Securities Act or the Exchange Act, unless the Company by ordinary resolution consents to the selection of an alternative forum, the courts of England and Wales shall be the exclusive forum for the resolution of: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to the Company; (c) any action or proceeding asserting a claim arising out of any provision of the Companies Acts or these Articles; or (d) any action or proceeding asserting a claim or otherwise related to the affairs of the Company. 151.2 Unless the Company by ordinary resolution consents to the selection of an alternative forum in the United States, the United States District Court for the Southern District of New York shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. 151.3 Any person or entity purchasing or otherwise acquiring any interest in the Company’s shares shall be deemed to have notice of and to have consented to the provisions of this Article 151.